Exhibit 99.1

Inseego Completes Material Debt Reduction in Closing Restructuring of Convertible Notes due 2025

Company completes capital structure management initiative by exchanging $91.5 million of face value of outstanding convertible notes for long-term debt and equity

Company has now repurchased or exchanged at a discount approximately $147 million, or 91% of aggregate principal amount, of the $162 million of the convertible notes

SAN DIEGO—November 12, 2024—Inseego Corp. (Nasdaq: INSG) (the “Company”), a technology leader in 5G mobile and fixed wireless solutions for mobile network operators, Fortune 500 enterprises and SMBs, announced today that it has completed its initiative to overhaul the Company’s capital structure to reduce total debt and restructure its outstanding 3.25% convertible notes due 2025 (the “2025 Convertible Notes”).

On November 6, 2024, the Company executed the exchange (the “Exchange Transactions”) of $91.5 million of face value of the 2025 Convertible Notes held by certain holders (the “Exchanging Noteholders”) pursuant to agreements that were previously entered into. In connection with the Exchange Transactions, the Company issued to the Exchanging Noteholders in concurrent private placement transactions an aggregate of (i) approximately 2.4 million shares of the Company’s Common Stock, par value $0.001 per share (the “Common Shares”), (ii) approximately $40.9 million in principal amount of new senior secured notes due in 2029 (the “New Senior Secured Notes”), and (iii) warrants to purchase an aggregate of approximately 2.1 million shares of Common Stock (the “Exchange Warrants”).

Prior to the Exchange Transactions, the Company had previously completed discounted repurchases of an aggregate of $55.5 million face value of the Convertible Notes during the second and third quarters of 2024 for a combination of cash and equity.

The Company has now repurchased or exchanged approximately $147 million, or 91% of aggregate principal amount, of the $162 million of the 2025 Convertible Notes that were previously outstanding, materially reducing its debt level and leaving a small remaining stub of approximately $15 million of the 2025 Convertible Notes outstanding. In the aggregate, in connection with all of the transactions to restructure the Company’s 2025 Convertible Notes, including the short-term loan entered into on June 28, 2024, the Company issued approximately 2.9 million shares of Common Stock and warrants to purchase an aggregate of approximately 3.0 million shares of Common Stock.

“Completing the restructuring of the 2025 Convertible Notes is a significant milestone for Inseego,” said Inseego Executive Chairman Philip Brace. “Inseego moves ahead in a much stronger position to invest in new products and market opportunities to grow our business and further increase stockholder value.”

The New Senior Secured Notes bear interest at 9.0% per annum, to be paid in cash, in arrears, on a semi-annual basis, and will have a maturity date of May 1, 2029. The New Senior Secured Notes are secured by a first priority lien on substantially all of Company’s assets. The New Senior Secured Notes Indenture contains covenants customary for such senior secured debt.

The Exchange Warrants have exercise prices ranging from $11.27 to $15.77 per share of Common Stock (that were based on a $2.00 premium to the NASDAQ Minimum Price as of the date that the applicable Exchange Term Sheet was executed). The Exchange Warrants expire four years from the date of issuance and will be exercisable on a cash basis.

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“We’re thrilled to have completed our restructuring and material debt reduction. By reducing the Company’s leverage and right-sizing the capital structure, we believe we have re-positioned Inseego to a position of strength for future success,” said Steven Gatoff, Inseego Chief Financial Officer.”

As of the date hereof, affiliates of two of the Exchanging Noteholders - Golden Harbor Ltd. and North Sound Partners - may be deemed to beneficially own more than 5% of the Company’s outstanding Common Stock. James B. Avery, a member of the Company’s Board of Directors, currently serves as Senior Managing Director of Tavistock Group, an affiliate of Golden Harbor Ltd.

Raymond James served as financial advisor and Greenberg Traurig LLP served as counsel to the Company in connection with the restructuring transactions.

For additional information, please refer to the 8-K filed with the U.S. Securities and Exchange Commission and available on Inseego’s investor relations website.

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About Inseego Corp.

Inseego Corp. (Nasdaq: INSG) is the industry leader in 5G Enterprise cloud WAN solutions, with millions of end customers and thousands of enterprise and SMB customers on its 4G, 5G, and cloud platforms. Inseego’s 5G Edge Cloud combines the industry’s best 5G technology, rich cloud networking features, and intelligent edge applications. Inseego powers new business experiences by connecting distributed sites and workforces, securing enterprise data, and improving business outcomes with intelligent operational visibility---all over a 5G network. For more information on Inseego, visit www.inseego.com #Putting5GtoWork

©2024. Inseego Corp. All rights reserved. MiFi and the Inseego name and logo are registered trademarks of Inseego Corp. Other company, product, or service names mentioned herein are the trademarks of their respective owners.

For more information, please contact:

Investor Relations

IR@inseego.com

Cautionary Note Regarding Forward-Looking Statements

Some of the information presented in this news release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In this context, forward-looking statements often address expected future business and financial performance and often contain words such as “may,” “estimate,” “anticipate,” “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar words and phrases indicating future results. The information presented in this news release related to our future business outlook, the future demand for our products, and other statements that are not purely historical facts are forward-looking. These forward-looking statements are based on management’s current expectations, assumptions, estimates, and projections. They are subject to significant risks and uncertainties that could cause results to differ materially from those anticipated in such forward-looking statements. We, therefore, cannot guarantee future results, performance, or achievements. Actual results could differ materially from our expectations.

Factors that could cause actual results to differ materially from the Company’s expectations include: (1) the Company’s dependence on a small number of customers for a substantial portion of our revenues; (2) the future demand for wireless broadband access to data and asset management software and services and our ability to accurately forecast; (3) the growth of wireless wide-area networking and asset management software and services; (4) customer and end-user acceptance of the Company’s current product and service offerings and market demand for the Company’s anticipated new product and service offerings; (5) our ability to develop sales channels and to onboard channel partners; (6) increased competition and pricing pressure from participants in the markets in which the Company is engaged; (7) dependence on third-party manufacturers and key component suppliers worldwide; (8) the impact of fluctuations of foreign currency exchange rates; (9) the impact of supply chain challenges on our ability to source components and manufacture our products; (10) unexpected liabilities or expenses; (11) the Company’s ability to introduce new products and services in a timely manner, including the ability to develop and launch 5G products at the speed and functionality required by our customers; (12) litigation, regulatory and IP developments related to our products or components of our products; (13) the Company’s ability to raise additional financing when the Company requires capital for operations or to satisfy corporate obligations; (14) the Company’s plans and expectations relating to acquisitions, divestitures, strategic relationships, international expansion, software and hardware developments, personnel matters, and cost containment initiatives, including the satisfaction of the conditions precedent to the planned sale of the Company’s telematics business, as well as restructuring activities and the timing of their implementations; (15) the global semiconductor shortage and any related price increases or supply chain disruptions, (16) the potential impact of COVID-19 or other global public health emergencies on the business, (17) the impact of high rates of inflation and rising interest rates, (18) the impact of import tariffs on our materials and products, and (19) the impact of geopolitical instability on our business.

These factors, as well as other factors set forth as risk factors or otherwise described in the reports filed by the Company with the SEC (available at www.sec.gov), could cause results to differ materially from those expressed in the Company’s forward-looking statements. The Company assumes no obligation to update publicly any forward-looking statements, even if new information becomes available or other events occur in the future, except as otherwise required under applicable law and our ongoing reporting obligations under the Securities Exchange Act of 1934, as amended.

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